Exhibit 10.3

SERVICING AGREEMENT

among

BANK OF AMERICA, NATIONAL ASSOCIATION,

as Servicer and as Custodian

BANK OF AMERICA AUTO TRUST 20[__]-[_],

as Issuer

and

[                                                         ],

as Indenture Trustee

Dated as of [                ]

i

(continued)

ii

(continued)

Page

Section 7.18.	[Limitation of Rights]	22

iii

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EXHIBIT A	FORM OF MONTHLY SERVICER REPORT

EXHIBIT B	SERVICING CRITERIA TO BE ADDRESSED IN INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE

EXHIBIT C	FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

i

This SERVICING AGREEMENT, (as amended, modified or supplemented from time to time, this “Agreement”), is made as of [                ], among Bank of America, National Association, a national banking association (“BANA”), as servicer (in such capacity, the “Servicer”) and as custodian (in such capacity, the “Custodian”), Bank of America Auto Trust 20[__]-[_], a Delaware statutory trust, as issuer (the “Issuer”), and [                                             ], a [national banking association], as indenture trustee (the “Indenture Trustee” and together with the Servicer, the Custodian, the Indenture Trustee and the Issuer, the “Parties” and each a “Party”).

1.        The Issuer purchased a specified portfolio of receivables consisting of motor vehicle installment loans and retail installment sales contracts and related property from Bank of America Auto Receivables Securitization, LLC, a Delaware limited liability company (the “Depositor”).

2.        The Servicer is willing to service, on behalf of the Issuer, the Receivables.

3.        The Servicer is willing to act as the custodian, on behalf of the Issuer, of the Receivables and related property.

In consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

Section 1.1.    Definitions.  Certain capitalized terms used in the above recitals and in this Agreement are defined in and shall have the respective meanings assigned to them in Appendix A to the Sale Agreement, dated as of the Closing Date, as amended, modified or supplemented from time to time, between the Depositor and the Issuer. All references herein to “the Agreement” or “this Agreement” are to this Servicing Agreement as it may be amended, supplemented or modified from time to time, the exhibits and attachments hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction and usage set forth in such Appendix A shall be applicable to this Agreement.

ARTICLE II

SERVICER AS CUSTODIAN

Section 2.1.    Custody of Receivable Files.  To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Indenture Trustee, upon the execution and delivery of this Agreement, hereby revocably appoints BANA to act as Custodian, and BANA hereby accepts such appointment, to act solely as the agent for the Indenture Trustee, as pledgee of the Issuer and as custodian of the following documents or instruments, which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer pursuant to the

Indenture (collectively, the “Receivable Files”) with respect to each Receivable (but only to the extent applicable to such Receivable and only to the extent held in tangible paper form):

(a)        the fully executed original of the installment sale contract or the promissory note and security agreement, as applicable, for such Receivable (with respect to tangible chattel paper) or an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of the Receivable (with respect to electronic chattel paper) or, if no such original executed Receivable or authoritative copy exists, a copy thereof, including any written amendment or extensions thereto; provided, however, that an authoritative copy may be held by a third party service provider;

(b)        the original credit application, an electronic image thereof or a photocopy thereof to the extent held in paper form;

(c)        the original Certificate of Title for the related Financed Vehicle (or evidence that such certificate of title has been applied for) or such other documents (electronic or otherwise, as used in the applicable jurisdiction) that the Servicer will keep on file, in accordance with its normal policies and procedures, evidencing the security interest of BANA, as first lienholder or secured party, in such Financed Vehicle; provided, however, that in lieu of being held in the Receivable File, the Certificate of Title may be held by a third party service provider engaged by the servicer to obtain or to hold the Certificate of Title; and

(d)        any and all other documents that the Servicer keeps on file in accordance with its Customary Servicing Practices relating to the individual Receivable, Obligor or Financed Vehicle.

The Issuer and the Indenture Trustee shall have no responsibility to monitor the Servicer’s performance as custodian and shall have no liability in connection with the Servicer’s performance of such duties hereunder.

The Custodian hereby acknowledges receipt of the Receivable Files for each Receivable listed on the Schedule of Receivables.

Section 2.2.    Effective Period, Termination, and Amendment; Interpretive and Additional Provisions.  The Servicer’s appointment as Custodian has become effective as of the Cut-Off Date and will continue in full force and effect until terminated as herein provided. The Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Custodian except upon the reasonable determination by the Servicer that the performance of its duties herein is no longer permissible under applicable law. No such resignation shall become effective until a successor Custodian shall have assumed the responsibilities and obligations of the Custodian in accordance with Section 6.2. If BANA resigns as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer are terminated under Section 6.1, the appointment of the Servicer as Custodian hereunder will be terminated. As soon as practicable after any termination under this Section 2.2 the Custodian at its expense will deliver to the Indenture Trustee or the Indenture Trustee’s designee, the Receivable Files and the related accounts and Records maintained by the Custodian at such place or places as the Indenture Trustee may reasonably designate provided, however, that with respect to authoritative copies of the Receivables constituting electronic chattel paper, the Servicer, as Custodian, in its sole discretion, shall either (i) continue to hold any such authoritative copies on behalf of the Issuer and the Indenture Trustee or the Indenture Trustee’s agent or (ii) deliver copies of such authoritative copies and destroy the authoritative copies maintained by the Servicer prior to its termination such that such copy delivered to the Indenture Trustee or the Indenture Trustee’s agent becomes the authoritative copy of the Receivable constituting electronic chattel paper.

ARTICLE III

ADMINISTRATION AND SERVICING OF

RECEIVABLES AND PURCHASED PROPERTY

Section 3.1.    Duties of Servicer.  Effective as of the Cut-Off Date, the Servicer is hereby appointed and authorized to act as agent for the Issuer and in such capacity shall manage, service, administer, make collections on, and make remittances with respect to, the Receivables in accordance with its Customary Servicing Practices, using that degree of skill and attention that the Servicer exercises with respect to comparable automotive receivables that it services for itself or others. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer set forth herein. The Servicer’s duties shall include tracking the balances of outstanding Receivables, notifying Obligors of the amounts and due dates of their required payments, communicating with Obligors regarding their accounts and seeking to collect overdue payments. The Servicer is not required under the Transaction Documents to make any disbursements via wire transfer or otherwise on behalf of an Obligor. There are no requirements under the Receivables or the Transaction Documents for funds to be, and funds shall not be, held in trust for an Obligor. No payments or disbursements shall be made by the Servicer on behalf of an Obligor. Subject to the provisions of Section 3.2, the Servicer shall follow its Customary Servicing Practices and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered, pursuant to this Section 3.1, to execute and deliver, on behalf of itself or the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholder, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and the Financed Vehicles. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a legal Proceeding to enforce a Receivable as contemplated by Section 3.3, to enforce all obligations or participate in a legal Proceeding (including without limitation a bankruptcy Proceeding) relating to or involving a Receivable including a Defaulted Receivable. If the Servicer commences or participates in such a legal Proceeding in its own name, the Servicer is hereby authorized and empowered by the Issuer pursuant to this Section 3.1 to obtain possession of the related Financed Vehicle and immediately and without further action on the part of the Issuer or the Servicer, the Issuer shall thereupon automatically assign in trust such Receivable and the security interest in the related Financed Vehicle to the Servicer for the benefit of the Issuer for purposes of commencing or participating in any such Proceeding as a party or claimant. Upon such automatic assignment, the Servicer will be, and will have all the rights and duties of, a secured party under the UCC and other applicable law with respect to such Receivable and the related Financed Vehicle. At the

Servicer’s request from time to time, the Issuer shall provide the Servicer with evidence of the assignment in trust for the benefit of the Issuer, as applicable, as may be reasonably necessary for the Servicer to take any of the actions set forth in the following sentence. The Servicer is hereby authorized and empowered by the Issuer and the Indenture Trustee to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such Proceeding. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the grounds that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Issuer shall, at the Servicer’s expense and direction, take steps to enforce such Receivable, including bringing suit in the name of the Issuer. The Issuer shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its duties herein. Except to the extent required by the preceding two sentences, the authority and rights granted to the Servicer in this Section 3.1 shall be nonexclusive and shall not be construed to be in derogation of the retention by the Issuer or the Indenture Trustee of equivalent authority and rights.

Section 3.2.    Collection of Receivable Payments.  (a) The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same become due in accordance with its Customary Servicing Practices. Subject to Section 3.6, the Servicer may grant waivers, extensions, deferrals, alterations, amendments, modifications or adjustments with respect to any Receivable in accordance with its Customary Servicing Practices; provided, however, that if the Servicer (i) extends the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period preceding the Final Scheduled Payment Date for the latest maturing Class of Notes (such extension, a “Post-Maturity Term Extension”), or (ii) reduces the Annual Percentage Rate or the Amount Financed with respect to any Receivable (such reduction, a “Reduction Event”) other than as required by applicable law (including, without limitation, by the Servicemembers Civil Relief Act) or by court order it will promptly purchase such Receivable in the manner provided in Section 3.7; provided, further, that the Servicer shall not make any modification described in the preceding proviso that would trigger a purchase pursuant to the above provisions or pursuant to Section 3.7, in either case for the sole purpose of enabling the Servicer to purchase a Receivable from the Issuer. The Servicer shall not be required to make any advances of funds or guarantees regarding collections, cash flows or distributions. Payments on the Receivables, including payoffs, made in accordance with the related documentation for such Receivables, shall be posted to the Servicer’s records related to such Receivables in accordance with the its Customary Servicing Practices. Such payments shall be allocated to principal, interest or other items in accordance with the related documentation for such Receivables.

(b)        The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer and its Affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to Obligors with respect to the Receivables for the account of the Servicer and/or its Affiliates (but not the Issuer) so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the Servicer for itself and others, whether or not such practices, promotions or sales might indirectly result in a decrease in the aggregate amount of payments made (but not any related contractual obligation) on the

Receivables, prepayments or faster or slower timing of the payment of the Receivables. The Servicer and its Affiliates may also sell insurance or debt cancellation products, including products which result in the repayment of some or all of the amount of a Receivable owned by the Issuer upon the death or disability of the Obligor or any casualty with respect to the Financed Vehicle.

(c)        The Servicer shall distribute to the applicable Obligor any rebates or refunds of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract required by law or contract to be returned to such Obligor (but only to the extent such amounts are actually received by the Servicer).

(d)        Records documenting collection efforts with respect to any Receivable shall be maintained by the Servicer during the period a Receivable is delinquent in accordance with the Servicer’s Customary Servicing Practices. Such records shall be maintained on at least a periodic basis that is not less frequent than the Servicer’s Customary Servicing Practices, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment) in accordance with the Servicer’s Customary Servicing Practices.

(e)        The Servicer shall not be required to maintain a fidelity bond or errors and omissions policy.

Section 3.3.    Realization Upon Receivables.  On behalf of the Issuer, the Servicer shall use commercially reasonable efforts, consistent with its Customary Servicing Practices, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer has determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the Liquidation Proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer is authorized to follow such Customary Servicing Practices as it follows in its servicing of comparable motor vehicle receivables, which practices, policies and procedures may include selling the Financed Vehicles at public or private sale and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not be required to expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall reasonably determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. After repossession of a Financed Vehicle, the Servicer shall in accordance with its Customary Servicing Practices sell such Financed Vehicle in a public or private sale as soon as is practicable after repossession, subject to any applicable laws. The Servicer is authorized to take any and all actions necessary or appropriate on behalf of the Issuer to evidence the sale of the Financed Vehicle at public or private sale free from any Lien or other interest of the Issuer or the Indenture Trustee. The Servicer shall be entitled to receive Liquidation Expenses with respect to each Defaulted Receivable at such time as the Receivable becomes a Defaulted Receivable from the related Liquidation Proceeds.

The Servicer, in its sole discretion, may in accordance with its Customary Servicing Practices sell any Receivable’s Deficiency Balance. Net proceeds of any such sale allocable to the related Receivable will constitute Liquidation Proceeds, and the sole right of the Issuer and the Indenture Trustee with respect to any such Receivable will be to receive such Liquidation Proceeds. Upon such sale, (i) the Indenture Trustee shall release the lien on any Deficiency Balance sold by the Servicer hereunder and (ii) the Servicer will mark its computer records indicating that any such Receivable has been sold.

Section 3.4.    Allocations of Collections.  If an Obligor is obligated under one or more Receivables and also under one or more other assets owned by the Servicer or assigned to a third party, then any payment on any such asset received from or on behalf of such Obligor will, if identified as being made with respect to a particular item or asset, be applied to such item, and otherwise will be allocated by the Servicer in accordance with its Customary Servicing Practices.

Section 3.5.    Maintenance of Security Interests in Financed Vehicles.  The Servicer shall, in accordance with its Customary Servicing Practices and at its own expense, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. It is understood that the Financed Vehicles are the collateral and security for the Receivables, but that the Certificate of Title with respect to a Financed Vehicle does not constitute collateral and merely evidences such security interest. The Issuer hereby authorizes the Servicer to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee, as necessary because of the relocation of a Financed Vehicle, or for any other reason.

Section 3.6.    Covenants of Servicer.  Unless required by law (including, without limitation, by the Servicemembers Civil Relief Act) or court order, the Servicer will not release the Financed Vehicle securing each such Receivable from the security interest granted by such Receivable in whole or in part except (i) in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would or would not attempt to collect in accordance with its Customary Servicing Practices, (ii) in connection with repossession or (iii) except as may be required by an insurer in order to receive proceeds from any Insurance Policy covering such Financed Vehicle.

Section 3.7.    Purchase of Receivables Upon Breach by the Servicer.  Upon discovery by any party to this Agreement of (i) a Post-Maturity Term Extension or a Reduction Event as contemplated by Section 3.2 or (ii) a breach of any of the covenants set forth in Sections 3.5 or 3.6 that materially and adversely affects the interest of the Noteholders, the party discovering such event described in clause (i) or (ii) herein shall give prompt written notice thereof to the other party hereto; provided, that delivery of the Monthly Servicer Report, which identifies Receivables that are being or have been purchased, shall be deemed to constitute prompt notice of such event; provided, further, the failure to give such notice shall not affect any obligation of the Servicer hereunder. If (i) either a Post-Maturity Term Extension or Reduction Event occurs with respect to any Receivable or (ii) a breach of any of the covenants set forth in Sections 3.5 or 3.6 materially and adversely affects the interests of the Noteholders, then the Servicer shall either (i) correct or cure such breach or (ii) purchase such Receivable from the holder thereof, in either case on or before the last day of the second Collection Period (or, at the option of the Servicer, the last day of the first Collection Period) following the date the Servicer became aware of or was notified of such breach. Any such breach or failure of the covenants set forth in Sections 3.5 or 3.6 will be deemed to not have a material and adverse effect if such breach or failure does not affect the ability of the Issuer (or its assignee) to collect, receive and retain timely payment in full on such Receivable, including Liquidation Proceeds. Any such purchase by the Servicer shall be at a price equal to the related Repurchase Price. In consideration for such purchase, the Servicer shall make a payment to the Issuer equal to the Repurchase Price by depositing such amount into the Collection Account on the Business Day prior to the Payment Date immediately following the date of such repurchase. Upon receipt by the Issuer of such Repurchase Price by the Servicer, the Issuer shall (and shall cause the Indenture Trustee to) release and execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by the Servicer to evidence such release, transfer or assignment or more effectively vest in the Servicer or its designee all of the Issuer’s rights (and, if applicable, the Indenture Trustee’s rights and security interest) in any Receivable and related Purchased Assets repurchased pursuant to this Section 3.7. It is understood and agreed that the right to cause the Servicer to purchase any Receivable as described above shall constitute the sole remedy (except as provided in Section 5.2 of this Agreement) against the Servicer for such breach available to the Issuer.

Section 3.8.    Servicing Fee and Supplemental Servicing Fee Payable to the Servicer.  (a) Servicing Fee.   To compensate the Servicer for services rendered under this Agreement and the other Transaction Documents, the Issuer will pay the Servicer the Servicing Fee from the Cut-Off Date until the earliest to occur of:

(i)        resignation of the Servicer pursuant to Section 5.6;

(ii)      termination of the Servicer pursuant to Section 6.2; or

(iii)     the Termination Date (as defined in Section 6.5).

Such Servicing Fee will be payable by the Issuer on each Payment Date in accordance with Sections 5.4(b) and 8.4(a) of the Indenture.

(b)        Supplemental Servicing Fee.  In addition to the Servicing Fee, and as additional compensation for its services rendered under this Agreement, the Servicer will be entitled to retain any late fees, prepayment charges, extension fees and other administrative fees and expenses or similar charges allowed by applicable law collected (from whatever source) on the Receivables during each Collection Period (such amounts, the “Supplemental Servicing Fee”).

Section 3.9.        Annual Statement as to Compliance; Notice of Servicer Termination Event.  (a) So long as the Depositor is filing any reports with respect to the Issuer under the Exchange Act, the Servicer will deliver to the Issuer, with a copy to the Indenture Trustee, on or before March 30 of each year beginning March 30, 20[__], an Officer’s Certificate (with appropriate insertions), providing such information as is required under Item 1123 of Regulation AB.

(b)        The Servicer will deliver to the Issuer, with a copy to the Indenture Trustee and the Administrator promptly after having obtained knowledge thereof, notice of the occurrence of any Servicer Termination Event. Except to the extent set forth in this Sections 3.9(b), 6.3 and

7.16 of this Agreement and Sections 3.12 and 6.5 of the Indenture, the Transaction Documents do not require any policies or procedures to monitor any performance or other triggers and Events of Default.

(c)        So long as the Depositor is filing any reports with respect to the Issuer under the Exchange Act, the Servicer will deliver to the Issuer, on or before March 30 of each year, beginning on March 30, 20[__], a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, including disclosure of any material instance of non-compliance identified by the Servicer, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

Section 3.10.        Servicer Expenses.  Subject to any limitations on the Servicer’s liability herein, the Servicer will be required to pay all expenses incurred by it in connection with its activities hereunder, including fees, expenses and disbursements of any independent accountants and taxes imposed on the Servicer, except expenses incurred in realizing upon Receivables under Section 3.3.

Section 3.11.        Annual Registered Public Accounting Firm Attestation Report.  So long as the Depositor is filing any reports with respect to the Issuer under the Exchange Act, on or before March 30th of each year, beginning March, 30, 20[__], the Servicer shall cause a registered public accounting firm, who may also render other services to the Servicer or to its Affiliates, to furnish to the Servicer and the Depositor, each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer or any Affiliate thereof during the related fiscal year delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets, or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

Section 3.12.        1934 Act Filings.  The Issuer hereby authorizes the Servicer and the Depositor, or either of them, to prepare, sign, certify and file any and all reports, statements and information respecting the Issuer and/or the Notes required to be filed pursuant to the Exchange Act and the rules thereunder.

ARTICLE IV

DISTRIBUTIONS; STATEMENTS

Section 4.1.        Deposits into Collection Account.

(a)        If the Monthly Remittance Condition is satisfied with respect to the Servicer, then on the Business Day prior to each Payment Date, the Servicer shall remit into the Collection Account an amount equal to all Collections on the Receivables received by the Servicer during the related Collection Period; provided, however, that such remittance may be made net of Servicing Fees and unpaid Servicing Fees in accordance with Section 4.2(b). Pending deposit in the Collection Account, Collections may be used by the Servicer at its own risk and are not required to be segregated from its own funds.

(b)        If the Monthly Remittance Condition is not satisfied with respect to the Servicer, then the Servicer shall deposit an amount equal to all Collections on the Receivables received by the Servicer into the Collection Account within two Business Days of identification by the Servicer.

Section 4.2.    Net Remittances; Retention of Servicing Fees.  (a) Supplemental Servicing Fees may be retained by the Servicer, and need not be deposited into the Collection Account.

(b)        The amount deposited in the Collection Account may be net of the Servicing Fee and any unpaid Servicing Fee owed to the Servicer, provided, however, that such amounts will be listed separately on the Monthly Servicer Report as if such amounts were distributed to the Servicer separately.

(c)        The Servicer may select Eligible Investments with respect to funds on deposit in the Collection Account [, the Swap Termination Payment Account] and the Reserve Account in accordance with Section 8.3 of the Indenture.

Section 4.3.    Statements to Issuer.  On or before each Determination Date, the Servicer will deliver to the Issuer and the Indenture Trustee with respect to all of the Receivables on an aggregate basis a monthly servicer report substantially in the form attached hereto as Exhibit A (each, a “Monthly Servicer Report”). The Indenture Trustee shall not be responsible for verifying or confirming the accuracy of the information provided to it by or at the direction of the Servicer. No disbursements shall be made directly by the Servicer to a Noteholder, and the Servicer shall not be required to maintain any investor record relating to the posting of disbursements or otherwise.

ARTICLE V

THE SERVICER

Section 5.1.    Representations of Servicer.  The Servicer makes the following representations as of the Cut-Off Date and as of the Closing Date:

(a)        Existence and Power.  The Servicer is a national banking association validly existing and in good standing under the laws of the United States and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party or affect the enforceability or collectibility of the Receivables or any other part of the Purchased Assets. The Servicer has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Receivables or any other part of the Purchased Assets.

(b)        Authorization and No Contravention.  The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Servicer and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement or instrument to which the Servicer is a party or by which its properties are bound (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Servicer’s ability to perform its obligations under, the Transaction Documents).

(c)        No Consent Required.  No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Servicer of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or any other part of the Purchased Assets or would not materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents.

(d)        Binding Effect.  Each Transaction Document to which the Servicer is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of national banks from time to time in effect or by general principles of equity.

(e)        No Proceedings.  There are no actions, orders, suits or Proceedings pending or, to the knowledge of the Servicer, threatened against the Servicer before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any of the other Transaction Documents or have a material adverse effect on the Noteholders or (iv) relating to the Servicer that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

Section 5.2.        Indemnities of Servicer.  The Servicer shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Servicer. Such obligations shall include the following:

(a)        The Servicer will compensate and indemnify the Indenture Trustee to the extent and subject to the conditions set forth in Section 6.7 of the Indenture. The Servicer will compensate and indemnify the Owner Trustee to the extent and subject to the conditions set forth in Section 8.1 and 8.2 of the Trust Agreement. The Servicer will compensate and indemnify the Administrator to the extent and subject to the conditions set forth in Section 3 of the Administration Agreement.

(b)        The Servicer shall defend, indemnify and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholder and the Depositor from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

(c)        Indemnification under this Section 5.2 by Servicer (or any successor thereto) pursuant to Sections 5.3 and 5.6, as Servicer, with respect to the period such Person was the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 5.2 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

Section 5.3.    Merger or Consolidation of, or Assumption of the Obligations of, Servicer.  Any corporation or other entity (a) into which the Servicer may be merged or consolidated, (b) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (c) succeeding to the business of the Servicer, or (d) more than 50% of the voting stock (or, if not a corporation, other voting interests) of which is owned directly or indirectly by BAC, which corporation or other entity in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under the Transaction Documents, shall be the successor to the Servicer under the Transaction Documents without the execution or filing of any paper or any further act on the part of any of the Parties to this Agreement, anything in the Transaction Documents to the contrary notwithstanding. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 5.3 to the Issuer and the Indenture Trustee.

Section 5.4.    Limitation on Liability of Servicer and Others.  (a) None of the Servicer, the Custodian or any of the directors, officers, employees or agents of the Servicer or the Custodian shall be under any liability to the Indenture Trustee, the Issuer, the Noteholders or any other Person for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Servicer’s or Custodian’s conduct, as applicable, constitutes willful misconduct, negligence or bad faith. The Servicer, the Custodian and any director, officer or employee or agent of the Servicer or the Custodian may reasonably rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement or under the other Transaction Documents.

(b)        Except as provided in this Agreement, neither the Servicer nor the Custodian shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service, or with respect to custody of, the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer or the Custodian may undertake any reasonable action that it may deem necessary or desirable in respect of the Transaction Documents and the rights and duties of the Parties to the Transaction Documents and the interests of the Issuer in the Transaction

Documents. In such event, the legal expenses and costs for such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer except to the extent otherwise provided herein.

Section 5.5.    Subservicer and Delegation of Duties.  The Servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as Custodian) under the Transaction Documents to any of its Affiliates or (b) specific duties (including, without limitation, its duties as Custodian) to sub-contractors who are in the business of performing such duties; provided, that no such delegation or subcontracting will relieve the Servicer of its responsibilities with respect to such duties as to which the Servicer will remain primarily responsible with respect thereto and the Servicer will be solely responsible for the fees of any such sub-contractors. For any servicing activities delegated to third parties in accordance with this Section 5.5, the Servicer shall follow such policies and procedures to monitor the performance of such third parties and compliance with such servicing activities as the Servicer follows with respect to comparable motor vehicle receivables serviced by the Servicer for its own account.

Section 5.6.    Servicer Not to Resign as Servicer.  Subject to the provisions of Section 5.3, the Servicer shall not resign from its obligations and duties under this Agreement except upon the mutual consent of the Servicer, the Indenture Trustee and the Issuer or upon its determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of the Servicer shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer, and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have (i) taken the actions required by Section 6.2, (ii) assumed the responsibilities and obligations of the Servicer and (iii) provided in writing the information reasonably requested by the Depositor to comply with its reporting obligation under the Exchange Act with respect to any replacement Servicer.

Section 5.7.    Servicer May Own Notes or Certificates.  The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes and Certificates so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes and Certificates, except as specifically provided for in the Transaction Documents.

Section 5.8.    Sarbanes-Oxley Act Requirements.  To the extent any documents are required to be filed or any certification is required to be made with respect to the Issuer or the Notes pursuant to the Sarbanes-Oxley Act, the Issuer hereby authorizes the Servicer and the Depositor, or either of them, to prepare, sign, certify and file any such documents or certifications on behalf of the Issuer.

ARTICLE VI

SERVICING TERMINATION

Section 6.1.    Servicer Termination Events.  (a) If any one or more of the following events (“Servicer Termination Event”) shall occur and be continuing:

(i)        any failure by the Servicer to deliver to the Indenture Trustee any payment required to be so delivered by the Servicer under the terms of this Agreement that shall continue unremedied for a period of ten (10) Business Days after written notice of such failure is received by the Servicer from the Issuer or the Indenture Trustee; or

(ii)        failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements, as the case may be, set forth in this Agreement, which failure shall (A) materially and adversely affect the rights of Noteholders or Certificateholders and (B) continue unremedied for a period of ninety (90) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer by the Issuer or the Indenture Trustee or (2) to the Issuer, the Indenture Trustee and the Servicer by the Noteholders of Notes evidencing not less than a majority of the Note Balance amount of the Outstanding Notes or, if no Notes are Outstanding, by holders of Certificates evidencing a majority of the beneficial interest in the Issuer; or

(iii)        the Servicer suffers a Bankruptcy Event;

provided, however, that if a delay in or failure of performance referred to under clauses (i) or (ii) above was caused by force majeure or similar occurrence the grace period in the applicable clause will be extended for an additional thirty days;

provided, further, the existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event in clauses (i), (ii) or (iii) above has occurred;

then the Indenture Trustee (provided, that a Responsible Officer of the Indenture Trustee shall have received written notice thereof) shall promptly notify each Rating Agency, and in each and every case, so long as a Servicer Termination Event shall not have been remedied, either the Indenture Trustee or the holders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding (or, if no Notes are Outstanding, Holders of Certificates evidencing at least a majority of the beneficial interest in the Issuer), by notice then given in writing to the Servicer (and to the Indenture Trustee and the Issuer if given by the Noteholders and to the Issuer if given by the Certificateholders and in each case with a copy to the Rating Agencies) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Trust Estate or otherwise, shall pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 6.2; and, without limitation, the Indenture Trustee and the Issuer are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise.

(b)        Upon termination of the Servicer under Section 6.1(a), the predecessor Servicer shall cooperate with the Indenture Trustee, the Issuer and such successor Servicer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Indenture Trustee or such successor Servicer for administration of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery of the Receivable Files and the related accounts and Records to the extent maintained by the Servicer. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 6.1 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

Section 6.2.    Appointment of Successor Servicer.  (a) Upon the Servicer’s receipt of notice of termination pursuant to Section 6.1 or the Servicer’s resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Indenture Trustee and the Issuer of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer’s resignation or termination hereunder, the Indenture Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Issuer and the Indenture Trustee (with a copy to each Rating Agency). In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 6.2, the Indenture Trustee without further action shall automatically be appointed the successor Servicer. The Indenture Trustee may resign as the Servicer by giving written notice of such resignation to the Issuer and in such event shall be released from such duties and obligations, such release not to be effective until the date a successor Servicer enters into a written assumption as provided in this Section 6.2. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the successor Servicer in accordance with this Section 6.2. Notwithstanding the above, if the Indenture Trustee shall be legally unable so to act or if, within 30 days after the delivery of its notice of resignation, the Issuer shall not have obtained a successor Servicer, the Indenture Trustee shall appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement; provided that the Rating Agency Condition shall be satisfied in connection with such appointment.

(b)        Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor Servicer, by the terms and provisions of this Agreement; provided, that (i) any failure of such successor Servicer to perform such responsibilities or duties that are caused by the predecessor Servicer’s failure to provide information or monies required hereunder shall not be considered a default by such successor Servicer, (ii) such successor Servicer shall have no liability for actions, inactions or representations of the predecessor Servicer, (iii) the successor Servicer shall have no obligation to pay any taxes required to be paid by the predecessor Servicer, (iv) the successor Servicer shall have no obligation to pay any of the fees and expenses of any other party involved in this transaction and (v) the successor Servicer shall have no liability or obligation with respect to any indemnification obligations of any predecessor Servicer. The indemnification obligations of the successor Servicer are expressly limited to those instances in which liability would otherwise be imposed by reason of willful misconduct, negligence or bad faith.

(c)        In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor Servicer out of payments on Receivables as it and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the compensation permitted for the predecessor Servicer under this Agreement. The Indenture Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(d)        Notwithstanding anything herein or in the other Transaction Documents to the contrary, in no event shall any successor Servicer be required to purchase any Receivable pursuant to Section 3.7 herein.

Section 6.3.    Notification to Noteholders and Certificateholders.  Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VI, the Indenture Trustee shall give prompt written notice thereof to Noteholders, and the Issuer shall give prompt written notice thereof to Certificateholders at their respective addresses of record and to each Rating Agency.

Section 6.4.    Waiver of Past Servicer Termination Events.  The holders of the Notes evidencing not less than a majority of the principal amount of the Outstanding Notes of the Controlling Class (or, if no Notes are Outstanding, holders of Certificates evidencing a majority of the beneficial interest in the Issuer) may, on behalf of all Noteholders and Certificateholders, waive any Servicer Termination Event hereunder and its consequences, except an event resulting from the failure by the Servicer to make any required payments in accordance with this Agreement, which shall require the unanimous vote of all Holders of Outstanding Notes and Certificates. Upon any such waiver of a past Servicer Termination Event, such Servicer Termination Event shall cease to exist, and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other Servicer Termination Event or impair any right consequent thereon. The Indenture Trustee shall provide written notice of any such waiver to the Rating Agencies.

Section 6.5.    Termination.  Unless earlier terminated, this Agreement will terminate on the Payment Date in the month following the final payment or liquidation of all the Receivables (the “Termination Date”).

Section 6.6.    Optional Purchase of All Receivables.  The Servicer, may purchase the outstanding Receivables (such purchase, the “Optional Purchase”) and the other assets in the Trust Estate (other than the Reserve Account) on any Payment Date if both of the following conditions are satisfied: (i) as of the last day of the related Collection Period, the Pool Balance has declined to 10% or less of the Pool Balance as of the Cut-Off Date and (ii) the sum of the Optional Purchase Price and the Available Collections for such Payment Date would be sufficient to pay (A) the Servicing Fee for such Payment Date and all unpaid Servicing Fees with respect to prior periods, (B) interest then due on the Notes, (C) the aggregate Outstanding Note Balance of all of the Notes, as determined by the Indenture Trustee and (D) expenses (including indemnification amounts) due to the Owner Trustee, the Indenture Trustee, the Administrator and the Servicer, which have not been previously paid. To exercise such option, the Servicer shall deposit the Optional Purchase Price into the Collection Account on the Business Day prior to such Payment Date. The Servicer shall furnish written notice of such election to the Indenture Trustee and the Owner Trustee not later than twenty (20) days (or such longer period as may be required by the Clearing Agency in connection with the Note Depository Agreement for notice in connection with a redemption of the Notes) prior to the Redemption Date. Following its receipt of such notice, (i) the Indenture Trustee will promptly (but not later than 3 Business Days after it has received such notice) provide notice of such purchase [to the Swap Counterparty and] to the Noteholders of record on such date and (ii) the Issuer will promptly (but not later than 3 Business Days after it has received such notice) provide notice of such purchase to the Certificateholders of record on such date. The purchase price for the Trust Estate (other than the Reserve Account) under this Section 6.6 shall be equal to the Optional Purchase Price. If the Servicer exercises its option to purchase the Trust Estate (other than the Reserve Account), the Notes shall be redeemed and in each case in whole but not in part on the Redemption Date for the Redemption Price.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1.    Amendment.  (a) Any term or provision of this Agreement may be amended by the Servicer or the Issuer with prior written notice to each Rating Agency but without the consent of the Indenture Trustee any Noteholder, the Owner Trustee or any other Person subject to subsection (d) of this Section 7.1; provided that (i) such amendment shall not, as evidenced by an Officer’s Certificate of the Servicer or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Noteholders or (ii) the Rating Agency Condition shall have been satisfied with respect to such amendment; provided further, that in the case of any amendment pursuant to this Section 7.1(a), such amendment shall not, as evidenced by an Opinion of Counsel, (i) affect the treatment of the Notes as indebtedness for federal income tax purposes, (ii) be deemed to cause, for federal income tax purposes, a taxable exchange of the Notes or (iii) cause the Issuer (or any part thereof) to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

(b)        Subject to subsection (d) of this Section 7.1, this Agreement may also be amended from time to time by the Servicer or the Issuer with the consent of the Holders evidencing not less than a majority of the Outstanding Note Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary to obtain the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(c)        Prior to the execution of any amendment to this Agreement, the Servicer or the Issuer shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, the Servicer or the Issuer shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee.

(d)        Prior to the execution of any amendment to this Agreement, the Depositor, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s, Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement. Furthermore, notwithstanding anything to the contrary herein, this Agreement may not be amended in any way that would materially and adversely affect the Owner Trustee’s, Indenture Trustee’s, [the Swap Counterparty’s] or Administrator’s rights, privileges, indemnities, duties or obligations under this Agreement, the Transaction Documents or otherwise without the prior written consent of such party.

Section 7.2.    Counterparts.  For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed in any number of counterparts, each of which counterparts will be deemed to be an original, and all of which counterparts will constitute but one and the same instrument.

Section 7.3.    GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY LAW ALL OTHER CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.4.    Submission to Jurisdiction; Waiver of Jury Trial.  Each of the Parties hereto hereby irrevocably and unconditionally:

(a)        submits for itself and its property in any legal action or Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)        consents that any such action or Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or Proceeding in any such court or that such action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)        agrees that service of process in any such action or Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 7.6 of this Agreement;

(d)        agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)        to the extent permitted by applicable law, each Party hereto irrevocably waives all right of trial by jury in any action, Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

Section 7.5.    Headings and Cross-References.  The various headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.

Section 7.6.    Notices.  All communications and notices pursuant hereto to any Party must be in writing or by fax and addressed or delivered to it at its address as shown in Schedule I to the Sale Agreement or at such other address as may be designated by it by notice to the other Parties and, if mailed or sent by fax, will be deemed given upon receipt at the address or fax number for each Party as set forth on Schedule I to the Sale Agreement.

Section 7.7.    Severability of Provisions.  If any one or more of the covenants, agreements, provisions, or terms of this Agreement will be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms will be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and will in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 7.8.    Further Assurances.  The Servicer agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Issuer more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

Section 7.9.    Waivers.  No failure or delay on the part of the Servicer, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

Section 7.10.    Cumulative Remedies.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.11.    Third-Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Parties hereto, the Noteholders [, the Swap Counterparty] and the Certificateholders and their respective successors and permitted assigns and the Owner Trustee shall be an express third party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

Section 7.12.    Nonpetition Covenant.  Each Party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such Party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any Party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the Parties hereto shall commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

Section 7.13.    Limitation of Liability.  Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by [                                    ], not in its individual capacity but solely as Owner Trustee, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer. Under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

Section 7.14.    Regulation AB.  The Servicer shall cooperate fully with the Depositor and the Issuer to deliver to the Depositor and the Issuer (including any of its assignees or designees)

any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Depositor or the Issuer to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer and the Receivables, or the servicing of the Receivables, reasonably believed by the Depositor to be necessary in order to effect such compliance.

Section 7.15.    Information to Be Provided by the Indenture Trustee.

(a)        So long as the Depositor is filing reports under the Exchange Act with respect to the Issuer, the Indenture Trustee shall (i) on or before the fifth Business Day of each month, notify the Depositor, in writing, of any Form 10-D Disclosure Item with respect to the Indenture Trustee, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably satisfactory to the Depositor; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to Depositor, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Depositor, in writing, such updated information.

(b)        As soon as available but no later than March 15 of each calendar year for so long as the Issuer is filing reports under the Exchange Act, commencing in [                ], the Indenture Trustee shall:

(i)        deliver to the Depositor a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit B or such other criteria as mutually agreed upon by the Depositor and the Indenture Trustee;

(ii)        cause a firm of registered public accountants that is qualified and independent with the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver a report for inclusion in the Issuer’s filing of Exchange Act Form 10-K that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered to the Depositor pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)        deliver to the Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act) on behalf of the Issuer or the Depositor substantially in the form attached hereto as Exhibit C or such form as mutually agreed upon by the Depositor and the Indenture Trustee; and

(iv)        notify the Depositor in writing of any affiliations or relationships (as described in Item 1119 of Regulation AB) between the Indenture Trustee and any Item 1119 Party, provided, that no such notification need be made if the affiliations or relationships are unchanged from those provided in the notification in the prior calendar year.

The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

Section 7.16.    Form 8-K Filings.  So long as the Depositor is filing Exchange Act Reports with respect to the Issuer, the Indenture Trustee shall promptly notify the Depositor, but in no event later than one (1) Business Day after its occurrence, of any Reportable Event of which a Responsible Officer of the Indenture Trustee has actual knowledge (other than a Reportable Event described in clause (a) or (b) of the definition thereof as to which the Depositor or the Servicer has actual knowledge). The Indenture Trustee shall be deemed to have actual knowledge of any such event to the extent that it relates to the Indenture Trustee or any action or failure to act by the Indenture Trustee.

Section 7.17.    Indemnification.  [                    ] shall indemnify the Depositor, each Affiliate of the Depositor and each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(a)        (A) any untrue statement of a material fact contained or alleged to be contained in the Servicing Criteria assessment and any other information required to be provided by [                    ] to the Depositor or its affiliates under Sections 7.15 (excluding clause (b)(ii) of Section 7.15) or 7.16 (such information, the “Provided Information”), or (B) the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the related information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Provided Information or any portion thereof is presented together with or separately from such other information; or

(b)        any failure by [                    ] to deliver any Servicing Criteria assessment, information, report, certification, accountants’ letter or other material when and as required under Sections 7.15 and 7.16; provided, however, for the avoidance of doubt, this provision shall exclude the accountants’ report described in clause (b)(ii) of Section 7.15.

(c)        In the case of any failure of performance described in clause (a)(ii) of this Section, [                                ] shall promptly reimburse the Depositor for all costs reasonably incurred in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by [                                         ].

Notwithstanding anything to the contrary contained herein, in no event shall [                                    ] be liable for special, indirect or consequential damages of any kind whatsoever, including but not limited to lost profits, even if [                                    ] has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.18.    [Limitation of Rights].  [All of the rights of the Swap Counterparty in, to and under this Agreement (including, but not limited to all of the Swap Counterparty’s rights as a third party beneficiary of this Agreement and all of the Swap Counterparty’s rights to receive notice of any action hereunder and to give or withhold consent to any action hereunder) shall terminate upon the termination of the Interest Rate Swap Agreement in accordance with the terms thereof and the payment in full of all amounts owing to the Swap Counterparty under such Interest Rate Swap Agreement.]

The Parties have caused this Servicing Agreement to be executed by their respective duly authorized officers as of the date and year first above written.

BANK OF AMERICA, NATIONAL ASSOCIATION, as Servicer and Custodian

By:
Name:
Title:

BANK OF AMERICA AUTO TRUST 20[_]-[_], as Issuer

By:	[ ], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

S-1	Servicing Agreement

[ ], as Indenture Trustee

By:
Name:
Title:

S-2	Servicing Agreement

EXHIBIT A

FORM OF MONTHLY SERVICER REPORT

Attached

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN

INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.
1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

B-2

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

B-3

EXHIBIT C

FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

Re:	BANK OF AMERICA AUTO TRUST 20[ ]-[ ]

[    ], not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to Bank of America Auto Receivables Securitization, LLC (the “Depositor”), and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)        It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended, and Item 1122 of Regulation AB (the “Servicing Assessment”) that was delivered by the Indenture Trustee to the Depositor pursuant to the Servicing Agreement (the “Agreement”), dated as of [ ], by and between the Issuer, the Indenture Trustee and Bank of America, National Association (collectively, the “Indenture Trustee Information”);

(2)        To the best of its knowledge, the Servicing Assessment, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Assessment; and

(3)        To the best of its knowledge, all of the Provided Information (as defined in Section 7.17 of the Agreement) required to be provided by the Indenture Trustee under the Agreement has been provided to the Depositor.

[ ], not in its individual capacity but solely as Indenture Trustee

Date: